EXHIBIT 99.2

Presentation to Lenders July 6, 2005

ACS Safe Harbor Statement Statements contained in this presentation that are not historical fact are "forward-looking statements" that involve a number of known and unknown risks or uncertainties. Additional factors which may affect actual results are contained in the Company's filings with the SEC. Forward-looking statements in this presentation are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Transaction Overview Alaska Communication Systems ("ACS" or the "Company") expects to access the capital markets in July to refinance up to $55.0 million of its existing 9- 7/8% Senior Unsecured Notes (the "Notes") due 2011 (the "Transaction") through the issuance of an: Incremental Term Loan of up to $55.0 million Initial incremental Term Loan issued will be $34.0 million Proceeds from the Transaction as well as cash on the Balance Sheet will be used to: Refinance up to $55.0 million of $118.3 million of the Notes Pay related transaction fees and expenses Based upon the current ACS stock price, total enterprise value is $844.8 million, or 7.8x LTM 3/31/05 Adjusted EBITDA of $108.01 million In connection with the Transaction, the Company will amend its credit agreement to allow for the repurchase of up to $55.0 million of the Notes The Transaction will allow ACS to: Reduce its cost of debt capital Maintain total leverage at 4.3x Significantly increase financial flexibility Increase interest coverage from 3.3x to 3.4x 1: Adjusted EBITDA calculated using the Credit Agreement definition. A reconciliation to the most comparable GAAP figure is available in Appendix 1 to this presentation

First Quarter Financial Results 1: Adjusted EBITDA calculated using the Credit Agreement definition. A reconciliation to the most comparable GAAP figure is available in Appendix 1 to this presentation

First Quarter 2005 Highlights Wireless Post paid wireless continues to be the lead driver of growth 4.4K net adds in the quarter bringing the overall subscriber base to 88.2K - 5.2% sequential growth rate Post paid ARPU (Average Revenue Per Unit) of $53.28 up 21% from prior year Post paid churn industry leading at 1.6%, per month Added third party distribution channel in March 2005 During Q1 ceased counting prepaid subscribers inactive for 6-months: reduced count by 2.6K no impact on revenue or expense Total monthly churn of 2.4% for the quarter impacted by adjustment for inactive prepaid subscribers SAC (Subscriber Acquisition Cost) remains low at below $200 Retained State of Alaska wireless contract- 4,400 subscribers in Q2 2005 Local Exchange Network access line loss of 2.0% in the quarter, consistent with expectations on structural shifts and UNE (Unbundled Network Elements) transition to cable telephony

First Quarter 2005 Highlights (Cont'd) Internet Increased emphasis on DSL growth - subscriber count up 9.7% sequentially to 27.1K Secured University of Alaska, Fairbanks, high capacity data bid in Q2 2005 Interexchange Focus placed on LD growth following removal of regulatory restrictions LD subscribers up 3.2% sequentially to 47.8K General Review Retail relationships- key measure of share of wallet - up 2.6K to 399K New union contract in place with performance stock grants vs. CPI increases (first of its kind) Movement of access lines to cable telephony estimated to be approximately 11K transitioned off net by Q1 2005 Reaffirming earnings FY 2005 guidance for Revenue, EBITDA and Capex

Sources and Uses The sources and uses of the Transaction are summarized below:

Pro Forma Capitalization The Pro Forma Capitalization table is summarized as below:

Pro Forma Interest Expense Pro forma for the transaction, the weighted average cost of debt declines 27 basis points to 6.81% ACS' credit profile strengthens, as interest coverage increases from 3.3 to 3.4x 75% of the debt structure is fixed rate for at least 5 years

Incremental Term Loan and Amendment Request To refinance up to $55.0 million of its Notes, the Company is requesting an Incremental Term Loan of up to $55.0 million The Incremental Term Loan commitment will be available to the Company until July 29, 2005 Initial Incremental Term Loan issued will be $34.0 million The terms, rights and obligations of the Incremental Term Loan will be identical to the existing Term Loan, except the maturity will not accelerate from February 1, 2012, to March 31, 2011, should the Notes not be repaid prior to that time As part of the proposed Transaction, the Company requests that existing and new lenders consent to the repurchase of the Notes from the proceeds of the Incremental Term Loan. In the event the Company does not repurchase the entire $55.0 million of Notes with the Incremental Term Loan by July 29, 2005, the Company is requesting the ability to use cash to fund repurchases at a later date In addition, the Lenders are being asked to consent to the exclusion of the Senior Notes Redemption from the definition of Cumulative Distributable Cash, subject to pro forma minimum liquidity of $55.0 million, to the extent Notes are purchased with Cash In addition, Bank Counsel has included several clean-up items in this Amendment

Timeline Commitments to the Incremental Term Loan are due no later than 5:00 p.m. (EST) on Tuesday, July 12, 2005 The Company is requesting that the Lenders approve the Amendment request by no later than 5:00 p.m. (EST) on Thursday, July 14, 2005 Closing is scheduled for Friday, July 15, 2005 CIBC Sales & Syndication Contacts: Title Phone Fax E-mail John Burke Managing Director 212-856-3878 212-856-3799 john.f.burke@us.cibc.com Christopher Dowicz Managing Director 212-856-6668 212-856-3799 chris.dowicz@us.cibc.com John Livingston Managing Director 212-856-3581 212-856-3799 john.livingston@us.cibc.com Erin Leixner Executive Director 212-856-6617 212-856-3799 erin.leixner@us.cibc.com Marc Berg Executive Director 212-856-4039 212-856-3799 marc.berg@us.cibc.com Michael Hays Director 212-856-3938 212-856-3799 michael.hayes@us.cibc.com Iain MacInnis Executive Director 212-856-4079 212-856-4265 iain.macinnis@us.cibc.com Christine Harrington Associate 212-856-6520 212-856-4265 christine.harrington@us.cibc.com

Appendix 1

EBITDA Reconciliation